Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Lanvin Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares issuable on exercise of Warrants (Primary Offering)	Other	31,980,000(3)	$11.50(4)	$367,770,000.00	$110.20 per $1,000,000	$40,528.25
	Equity	Primary Offering Ordinary Shares issuable upon conversion of Convertible Preference Share (Primary Offering)	Other	15,000,000(5)	$7.38(6)	$110,700,000.00	$110.20 per $1,000,000	$12,199.14
	Equity	Ordinary Shares (Secondary Offering)	Other	127,455,526(7)	$7.38(6)	$940,621,781.88	$110.20 per $1,000,000	$103,656.52
	Equity	Ordinary Shares issuable on exercise of Warrants (Secondary Offering)	Other	11,280,000(8)	$7.38(6)	$83,246,400.00	$110.20 per $1,000,000	$9,173.75
	Equity	Ordinary Shares issuable upon conversion of Convertible Preference Share (Secondary Offering)	Other	15,000,000(9)	$7.38(6)	$110,700,000.00	$110.20 per $1,000,000	$12,199.14
	Equity	Warrants to purchase Ordinary Shares (Secondary Offering)	Other	11,280,000(10)	—	—	—	—(11)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,613,038,181.88		$177,756.81
	Total Fees Previously Paid							$0
	Total Fee Offsets							$22,393.45
	Net Fee Due							$155,363.36

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional ordinary shares of Lanvin Group Holdings Limited (the “Registrant”), par value $0.000001 per share (“Ordinary Shares”), that may be issued to prevent dilution from share splits, share dividends or similar transactions that could result in an increase to the number of outstanding Ordinary Shares.

(2)	Calculated by multiplying the proposed Maximum Aggregate Offering Price of securities to be registered by 0.0001102.

(3)

Consists of (i) 20,700,000 Ordinary Shares that are issuable by the Registrant upon the exercise of 20,700,000 public warrants (the “Public Warrants”) that were previously registered on Form F-4 (File No. 333-266095), which was initially filed with the Securities and Exchange Commission on July 11, 2022 (the “Prior Registration Statement”), and (ii) 11,280,000 Ordinary Shares that are issuable by the Registrant upon the exercise of 11,280,000 Private Placement Warrants (as defined below).

(4)	Calculated pursuant to Rule 457(g) of the Securities Act, based on the exercise price of each Warrant, which is $11.50 per Ordinary Share.

(5)	Represents the maximum number of Ordinary Shares issuable by the Registrant upon the conversion of the one convertible preference share of the Registrant (“Convertible Preference Share”).

(6)	Calculated in accordance with Rule 457(c) under Securities Act, based on the average of the high and low prices of the Ordinary Shares on the New York Stoc Exchange, or NYSE on January 5, 2023.

(7)	Represents 127,455,526 Ordinary Shares registered for resale by certain Selling Securityholders named in the Registration Statement.

(8)	Represents 11,280,000 Ordinary Shares registered for resale by certain Selling Securityholders, which are Ordinary Shares issuable upon the exercise of the Private Placement Warrants.

(9)

Represents 15,000,000 Ordinary Shares registered for resale by certain Selling Securityholder, which are the maximum number of Ordinary Shares issuable upon the conversion of Convertible Preference Share.

(10)	Represents 11,280,000 warrants originally issued on a private placement basis, each exercisable for one Ordinary Share at an exercise price of $11.50 per share (“Private Placement Warrants”).

(11)	In accordance with Rule 457(g), the entire registration fee for such Warrants is allocated to the Ordinary Shares underlying the Warrants, and no separate fee is payable for the Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Registrant	Form F-4	333-266095	07/11/2022		$22,393.45 (11)	Equity	Ordinary Shares issuable on exercise of Warrants	20,700,000	$241,569,000

Fee Offset Sources	Registrant	Form F-4	333-266095		07/11/2022						$22,393.45

(12)

The Registrant previously registered 20,700,000 Ordinary Shares issuable upon the exercise of the Public Warrants on the Prior Registration Statement and paid a filing fee of $22,393.45 on July 11, 2022. None of the Public Warrants have been exercised and, consequently, none of those Ordinary Shares have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Ordinary Shares under the Prior Registration Statement.